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Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP
Vienna, Virginia February 28, 2002

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  Exhibit 23.4